EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Morris Publishing Group, LLC and Morris Publishing Finance Co. (the “Registrants”) on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William S. Morris IV, Chief Executive Officer, and Steve K. Stone, Chief Financial Officer of the both Registrants, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date: August 15, 2005	By:	/s/ William S. Morris IV
William S. Morris IV Chief Executive Officer of both Registrants (Principal Executive Officer)

Date: August 15, 2005	By:	/s/ Steve K. Stone
Steve K. Stone Chief Financial Officer (of both Registrants) (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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